Exhibit 4.1

NUMBER		UNITS

U-______

SEE REVERSE FOR CERTAIN DEFINITIONS	SINO MERCURY ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of Units

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Sino Mercury Acquisition Corp., a Delaware corporation (the “Company”), and one (1) right (“Right”) to receive one-tenth of one share of Common Stock upon the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”).  The Common Stock and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately until ten business days following the earlier to occur of: (a) the expiration of the underwriters’ overallotment option, (b) its exercise in full or (c) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, except that in no event will the common stock and rights be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering.  The terms of the Rights are governed by a Rights Agreement, dated as of _______, 2013, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Rights Agreement are on file at the office of the Right Agent at 17 Battery Place, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

Sino Mercury Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –   as tenants in common                                                                                     UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –     as tenants by the entireties                                                                                                                                          (Cust)                       (Minor)
JT TEN –         as joint tenants with right of survivorship                                                                                                                 under Uniform Gifts to Minors
                         and not as tenants in common                                                                                                                                      Act ______________
                                                                       (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares of Common Stock underlying the unit upon consummation of such business combination.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.